Exhibit 2(i)
                            ARTICLES OF INCORPORATION
                                       OF
                          CONCEPTUAL TECHNOLOGIES, INC.

         THE UNDERSIGNED person, acting as incorporators under applicable provis of the Nevada Business Corporation Act, does hereby adopt the following Article Incorporation for said corporation.

                                    ARTICLE I
                                      NAME

         The name of the corporation is CONCEPTUAL TECHNOLOGIES, INC.

                                   ARTICLE II
                                    DURATION

         The duration of the corporation is perpetual.

                                   ARTICLE III
                                    PURPOSES

         The special purpose for which the corporation is organized is to evaluate privately held companies whose primary business is the manufacturing, marketing, and distribution of recreational products with an emphasis on motorized water vehicles.
         1. To engage in any and all activities as may be reasonably related to the foregoing and following purposes.
         2. To enter into leases, contracts and agreements, to open bank accounts and to conduct financial transactions.
         3. To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing, or which would contribute to accomplishment of the expressed purposes of the corporation.
         4. To change its primary business purpose from time to time as may be deemed advisable by the Board of Directors.
         5. To engage in any other lawful business authorized by the laws of Nevada or any other state or other jurisdiction in which the corporation may be authorized to do business.

                                   ARTICLE IV
                                     CAPITAL

         The corporation shall have authority to issue Fifty Million (50,000,000) common shares, one mil (.001) par value. There shall be only one class of authorized shares, to wit: common voting stock. The common stock shall have unlimited voting rights provided in the Nevada Business Corporation Act.

         None of the shares of the corporation shall carry with them the pre-emptive right to acquire additional or other shares of the corporation. There shall be no cumulative voting of shares.

                                   ARTICLE V
                     INDEMNIFICATION AND NUMBER OF DIRECTORS

         No shareholders or directors of the corporation shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation. The corporation shall consist of no less than two
(2) officers and directors and no more than seven (7) officers and directors.

                                   ARTICLE VI
                                     BY-LAWS

         Provisions  for  the   regulation  of  the  internal   affairs  of  the
corporation not provided for in these Articles of Incorporation shall be set forth in the By-Laws.

                                   ARTICLE VII
                            RESIDENT OFFICE AND AGENT

         The address of the corporation's initial resident office shall be 3230 East Flamingo Road, Suite 156, Las Vegas, NV 89121. The corporation's initial registered agent at such address shall be Gateway Enterprises, Inc.
         I hereby do acknowledge and accept appointment as corporation registered agent:

                                                       Gateway Enterprises, Inc.
                                                       By:_____________________

                                  ARTICLE VIII
                                  INCORPORATORS

         The identity and address of the incorporators are:

         Frank J. Weinstock (President)
         3525 Sunset Lane
         Oxnard, California 93035

         Trish R. Francis (Secretary & Treasurer)
         3525 Sunset Lane
         Oxnard, California 93039

         The aforesaid incorporators shall be the initial Directors of the corporation and shall act as such until the corporation shall have conducted its organizational meeting or until one or more successors shall have been elected and accepted their election as directors of the corporation.


                                                        ------------------------
                                                        Frank J. Weinstock



                                                        ------------------------
                                                        Trish R. Francis

         IN WITNESS WHEREOF, Frank J. Weinstock and Trish R. Francis, have executed these Articles of Incorporation in duplicate this 12th day of November, 1996, and say:
         The we are the incorporators herein; that we have read the above and foregoing Articles of Incorporation; that I know the contents thereof and that the same is true to the best of our knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters we believe them to be true.

                                                       ------------------------
                                                       Frank J. Weinstock


                                                       ------------------------
                                                       Trish R. Francis

State of Utah                       }
                                    }       ss
County of Salt Lake                 }

          Subscribed and sworn before me this 12th day of November, 1996 by Frank J. Weinstock and Trish R. Francis.

                                                        ------------------------
                                                        Notary Public


         IN WITNESS WHEREOF, Frank J. Weinstock and Trish R. Francis, have executed these Articles of Incorporation in duplicate this 12th day of November, 1996, and say:

         The I am the incorporator herein; that I have read the above and foregoing Articles of Incorporation; that I know the contents thereof and that the same is true to the best of my knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters I believe them to be true.

                                                        ------------------------
                                                        Frank J. Weinstock


                                                        ------------------------
                                                        Trish R. Francis


State of Utah                       }
                                    }       ss
County of Salt Lake                 }

          Subscribed and sworn before me this 12th day of November, 1996 by Frank J. Weinstock and Trish R. Francis.

                                                        ------------------------
                                                        Notary Public